EXHIBIT 10.2

SHARE ASSIGNMENT AGREEMENT

This Share Assignment Agreement (the “Agreement”) is entered into as of March 23, 2026 (the “Effective Date”)  by and between Kevin Rodan Levy (“Assignor”), and Catalyst Crew Technologies Corp., a Nevada corporation (the “Assignee”).

1. Assignment of Shares: Assignor hereby sells, assigns, transfers, and conveys to Assignee one hundred percent (100%) of the issued and outstanding shares of Inversiones Long 33, C.A., a corporation organized under the laws of the Bolivarian Republic of Venezuela (the “Company”), free and clear of any liens, claims, or encumbrances.

2. Consideration: This assignment is made for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

3. Representations and Warranties of Assignor: Assignor hereby represents and warrants to Assignee that:

(a)	Assignor is the sole legal and beneficial owner of all issued and outstanding shares of the Company;
(b)	The shares are free and clear of any liens, claims, encumbrances, or restrictions of any kind;
(c)	Assignor has full power and authority to enter into this Agreement and to transfer the shares to Assignee;
(d)	No consent, approval, or authorization of any third party is required in connection with this assignment.

4. Further Assurances: Assignor agrees to execute and deliver any additional documents and to take such further actions as may be reasonably necessary to effectuate the purposes of this Agreement, including recognizing Assignee as the sole shareholder of the Company in all applicable corporate and governmental records.

5. Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral.

6. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws principles.

7. Counterparts: This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNOR:

/s/ Kevin Rodan Levy

Kevin Rodan Levy

ASSIGNEE:

Catalyst Crew Technologies Corp.

By:  /s/ Kevin Rodan Levy

Name: Kevin Rodan Levy

Title: Chief Executive Officer